                                                 Exhibit 99.1

BARINGS BDC, INC. REPORTS THIRD QUARTER 2021 RESULTS AND
ANNOUNCES INCREASED QUARTERLY CASH DIVIDEND OF $0.22 PER SHARE
CHARLOTTE, N.C., November 9, 2021 - Barings BDC, Inc. (NYSE: BBDC) ("Barings BDC" or the "Company") today reported its financial and operating results for the third quarter of 2021 and announced that the Company's Board of Directors declared a quarterly cash dividend of $0.22 per share.
Highlights

Income Statement	Three Months Ended September 30, 2021		Three Months Ended June 30, 2021
(dollars in millions, except per share data)	Total Amount	Per Share(1)	Total Amount	Per Share(1)
Net investment income	$14.9	$0.23	$14.6	$0.22
Net realized gains (losses)	$(3.8)	$(0.06)	$0.3	$0.01
Net unrealized appreciation	$3.3	$0.05	$14.4	$0.22
Net increase in net assets resulting from operations	$14.4	$0.22	$29.3	$0.45
Dividends paid		$0.21		$0.20
(1) Based on weighted average shares outstanding during the period of 65,316,085.

Investment Portfolio and Balance Sheet
(dollars in millions, except per share data)	As of September 30, 2021	As of June 30, 2021	As of March 31, 2021	As of December 31, 2020
Investment portfolio at fair value	$1,652.5	$1,575.1	$1,602.1	$1,495.8
Weighted average yield on performing debt investments, excluding short-term investments (at principal amount)	7.3%	7.4%	7.2%	7.1%

Total assets	$1,799.5	$1,806.3	$1,727.1	$1,677.0
Debt outstanding (principal)	$1,037.7	$1,043.5	$986.1	$944.7
Total net assets (equity)	$744.8	$744.1	$727.9	$717.8
Net asset value per share	$11.40	$11.39	$11.14	$10.99
Debt-to-equity ratio	1.39x	1.40x	1.35x	1.32x
Net debt-to-equity ratio (adjusted for unrestricted cash, short-term investments and net unsettled transactions)	1.19x	1.14x	1.14x	1.04x
Third Quarter 2021 Results
Commenting on the quarter, Eric Lloyd, Chief Executive Officer, stated “For the third quarter, Barings BDC continued to deliver consistent and differentiated returns across our sponsor and cross-platform investment strategies. Portfolio trends remain strong, and our wide investment frame of reference across various private asset classes remains a distinct competitive advantage as we navigate elevated market competition.”
During the three months ended September 30, 2021, the Company reported total investment income of $35.0 million, net investment income of $14.9 million, or $0.23 per share, and a net increase in net assets resulting from operations of $14.4 million, or $0.22 per share.
Net asset value (“NAV”) per share as of September 30, 2021 was $11.40, as compared to $11.39 as of June 30, 2021. The increase in NAV per share from June 30, 2021 to September 30, 2021 was primarily attributed to net unrealized appreciation on the Company's investment portfolio and foreign currency transactions of approximately $0.05 per share and net investment income exceeding the third quarter dividend by $0.02 per share, partially offset by net realized losses on investments and foreign currency transactions of $0.06 per share.
Jonathan Bock, Chief Financial Officer, stated “At $0.23 per share of net investment income, Barings BDC continues to meet its long-term earnings target of 8.0% on NAV per share. This strong earnings outlook, when combined with our stable funding profile and best-in-class incentive fee structure, continues to drive enhanced earnings stability in this market environment. As a result, I am happy to announce that our Board of Directors declared a dividend increase of 4.8% to $0.22 per share in the fourth quarter.
Recent Portfolio Activity
During the three months ended September 30, 2021, the Company made 19 new investments totaling $122.1 million, made investments in existing portfolio companies totaling $60.3 million, made additional investments in existing joint venture equity portfolio companies totaling $3.8 million and made an $89.8 million equity co-investment alongside certain affiliates in a portfolio company focused on directly originated, senior-secured asset-based loans to middle-market companies. The Company had ten loans repaid at par totaling $103.7 million and received $6.6 million of portfolio company principal payments. In addition, the Company sold $32.5 million of loans, recognizing a net realized gain on these transactions of $1.0 million, and sold $88.0 million of middle-market portfolio company debt investments to our joint venture and realized a loss on these transactions of $1.1 million. Lastly, the Company received proceeds related to the sales of equity investments totaling $1.5 million and recognized a net realized gain on the sales totaling $1.1 million.
During the three months ended September 30, 2021, the Company recorded net unrealized appreciation totaling $3.3 million, consisting of net unrealized appreciation related to foreign currency transactions of $10.9 million, partially offset by net unrealized depreciation on our current portfolio of $4.7 million and unrealized depreciation reclassification adjustments of $2.9 million related to the net realized gains on the sales / repayments of certain investments. The net unrealized depreciation on our current portfolio of $4.7 million was driven primarily by the impact of foreign currency exchange rates on investments of $6.9 million and the credit or fundamental performance of investments of $0.2 million, partially offset by broad market moves for investments of $2.4 million.
Liquidity and Capitalization
As of September 30, 2021, the Company had cash and foreign currencies of $41.4 million, short-term money market fund investments of $50.0 million, $662.7 million of borrowings outstanding under its $800.0 million senior secured revolving credit agreement and $375.0 million aggregate principal amount of unsecured notes outstanding. In addition, the Company had a net receivable from unsettled transactions of $61.4 million and commitments from an investor to purchase an additional $25.0 million aggregate principal amount of senior unsecured notes under its Note Purchase Agreement entered into on August 3, 2020 (the “August 2020 NPA”), subject to the terms of the August 2020 NPA.
In addition, on November 1, 2021, Fitch Ratings assigned a Long-Term Issuer Default Rating ("IDR") of BBB to the Company. The Ratings Outlook is Stable. The ratings reflect the strength of the Company's relationship with Barings LLC, a subsidiary of Massachusetts Mutual Life Insurance Company (long-term IDR AA/Stable), the first lien focus of the investment portfolio, a relatively strong track record in credit in vehicles with similar strategies historically, sound risk management, relatively low leverage, a solid liquidity profile, strong dividend coverage and sound funding flexibility.
Share Purchase Programs
In connection with the completion of the Company’s acquisition of MVC Capital, Inc. (“MVC”), a Delaware corporation, on December 23, 2020 (the “MVC Acquisition”), the Company committed to make open-market purchases of shares of its common stock in an aggregate amount of up to $15.0 million at then-current market prices at any time shares trade below 90% of the Company’s then most recently disclosed NAV per share. Any repurchases pursuant to the authorized program will occur during the 12-month period commencing upon the filing of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2021, which occurred on May 6, 2021, and will be made in accordance with applicable legal, contractual and regulatory requirements. During the three months ended September 30, 2021, the Company did not repurchase any shares under the authorized program.

Dividend Information
The Board declared a quarterly cash dividend of $0.22 per share.
The Company’s fourth quarter dividend is payable as follows:
Fourth Quarter 2021 Dividend:
Amount per share:         $0.22
Record date:             November 24, 2021
Payment date:             December 1, 2021
Dividend Reinvestment Plan
Barings BDC has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends and distributions on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend or distribution, stockholders who have not opted out of the DRIP will have their cash dividends or distributions automatically reinvested in additional shares of the Company's common stock, rather than receiving cash.
When the Company declares and pays dividends and distributions, it determines the allocation of the distribution between current income, accumulated income, capital gains and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”). At each year end, the Company is required for tax purposes to determine the allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes. The tax status of the Company's distributions can be found on the Investor Relations page of its website.
Subsequent Events
Subsequent to September 30, 2021, the Company made approximately $238.5 million of new commitments, of which $164.4 million closed and funded. The $164.4 million of investments consist of $124.9 million of first lien senior secured debt investments, $14.5 million of second lien senior secured and subordinated debt investments and $25.0 million of equity investments. The weighted average yield of the debt investments was 6.7%. In addition, the Company funded $3.8 million of previously committed delayed draw term loans.
Effective on November 4, 2021, the Company increased aggregate commitments under its senior secured revolving credit facility to $875.0 million from $800.0 million pursuant to the accordion feature under the credit facility, which allows for an increase in the total commitments to an aggregate of $1.2 billion subject to certain conditions and the satisfaction of specified financial covenants.
Conference Call to Discuss Third Quarter 2021 Results
Barings BDC has scheduled a conference call to discuss third quarter 2021 financial and operating results for Wednesday, November 10, 2021, at 9:00 a.m. ET.
To listen to the call, please dial 877-407-8831 or 201-493-6736 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until November 24, 2021. To access the replay, please dial 877-660-6853 or 201-612-7415 and enter conference ID 13724068.
This conference call will also be available via a live webcast on the investor relations section of Barings BDC’s website at https://ir.barings.com/ir-calendar. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until November 24, 2021.
Forward-Looking Statements
Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or Barings BDC’s future performance or financial condition. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations or beliefs, and which are subject to risks and uncertainties that may cause actual results to differ materially. Forward-looking statements include, but are not limited to, the ability of Barings LLC to manage Barings BDC and identify investment opportunities, are subject to change at any time based upon economic, market or other conditions, including with respect to the impact of the COVID-19 pandemic and its effects on Barings BDC's and its portfolio companies'

results of operations and financial condition, and may not be relied upon as investment advice or an indication of Barings BDC's trading intent. More information on these risks and other potential factors that could affect Barings BDC's financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or made on the webcast/conference call, is included in Barings BDC’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Barings BDC's most recently filed annual report on Form 10-K and quarterly report on Form 10-Q, as well as in subsequent filings. In addition, there is no assurance that Barings BDC or any of its affiliates will purchase additional shares of Barings BDC at any specific discount levels or in any specific amounts. There is no assurance that the market price of Barings BDC’s shares, either absolutely or relative to net asset value, will increase as a result of any share repurchases, or that any repurchase plan will enhance stockholder value over the long term.
Non-GAAP Financial Measures
To provide additional information about the Company's results, the Company's management has discussed in this press release the Company's net debt (calculated as total debt less unrestricted cash and foreign currencies (excluding restricted cash), short-term investments and net receivables from unsettled transactions) and its net debt-to-equity ratio (calculated as net debt divided by total net assets), which are not prepared in accordance with GAAP. These non-GAAP measures are included to supplement the Company's financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate its leverage and financial condition and believes the presentation of these measures enhances investors' ability to analyze trends in the Company's business and to evaluate the Company's leverage and ability to take on additional debt. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Item 10(e) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.
About Barings BDC
Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC seeks to invest primarily in senior secured loans in middle-market companies that operate across a wide range of industries. Barings BDC's investment activities are managed by its investment adviser, Barings LLC, a leading global investment manager based in Charlotte, NC with $387+ billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.
About Barings LLC
Barings is a $387+ billion* global investment manager sourcing differentiated opportunities and building long-term portfolios across public and private fixed income, real estate, and specialist equity markets. With investment professionals based in North America, Europe and Asia Pacific, the firm, a subsidiary of MassMutual, aims to serve its clients, communities and employees, and is committed to sustainable practices and responsible investment. Learn more at www.barings.com.
*Assets under management as of September 30, 2021
Media Contact:
Cheryl Krauss, Barings, 980-417-5858, cheryl.krauss@barings.com
Investor Relations:
BDCinvestorrelations@barings.com, 888-401-1088

Barings BDC, Inc.
Consolidated Balance Sheets

	September 30, 2021	December 31, 2020
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $1,346,611,782 and $1,318,614,617 as of September 30, 2021 and December 31, 2020, respectively)	$1,355,088,125	$1,325,783,281
Affiliate investments (cost of $211,274,188 and $76,055,873 as of September 30, 2021 and December 31, 2020, respectively)	222,999,987.00	78,598,633
Control investments (cost of $25,826,428 as of both September 30, 2021 and December 31, 2020)	24,394,808.00	25,855,796
Short-term investments (cost of $50,000,000 and $65,558,227 as of September 30, 2021 and December 31, 2020, respectively)	50,000,000	65,558,227
Total investments at fair value	1,652,482,920	1,495,795,937
Cash (restricted cash of $0 and $3,488,336 at September 30, 2021 and December 31, 2020, respectively)	30,248,388.00	62,651,340
Foreign currencies (cost of $11,311,336 and $29,555,465 as of September 30, 2021 and December 31, 2020, respectively)	11,137,184.00	29,836,121
Interest and fees receivable	24,997,260.00	21,617,843
Prepaid expenses and other assets	1,785,731	2,014,558
Credit support agreement (cost of $13,600,000 as of both September 30, 2021 and December 31, 2020)	14,300,006	13,600,000
Deferred financing fees	3,144,557	4,110,564
Receivable from unsettled transactions	61,438,187	47,412,382
Total assets	$1,799,534,233	$1,677,038,745
Liabilities:
Accounts payable and accrued liabilities	$2,710,698	$6,045,443
Interest payable	4,318,110	2,219,274
Administrative fees payable	750,000	675,000
Base management fees payable	5,273,797	3,413,270
Incentive management fees payable	4,442,599	—
Derivative liabilities	228,700	1,336,283
Payable from unsettled transactions	59,063	1,548,578
Borrowings under credit facilities	662,664,367	719,660,707
Notes payable (net of deferred financing fees)	374,265,334	224,335,666
Total liabilities	1,054,712,668	959,234,221
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized and 65,316,085 shares issued and outstanding as of both September 30, 2021 and December 31, 2020)	65,316	65,316
Additional paid-in capital	1,027,707,047	1,027,707,047
Total distributable earnings (loss)	(282,950,798)	(309,967,839)
Total net assets	744,821,565	717,804,524
Total liabilities and net assets	$1,799,534,233	$1,677,038,745
Net asset value per share	$11.40	$10.99

Barings BDC, Inc.
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$24,315,519	$15,205,310	$76,008,939	$47,850,786
Affiliate investments	195,561	—	304,861	—
Control investments	109,621	—	325,287	—
Short-term investments	1,629	12,237	16,672	336,842
Total interest income	24,622,330	15,217,547	76,655,759	48,187,628
Dividend income:
Non-Control / Non-Affiliate investments	64,618	—	97,644	2,603
Affiliate investments	2,802,050	—	3,235,423	—
Total dividend income	2,866,668	—	3,333,067	2,603
Fee and other income:
Non-Control / Non-Affiliate investments	4,309,939	769,126	8,694,852	2,380,552
Affiliate investments	15,069	—	16,370	—
Control investments	163,338	—	478,754	—
Total fee and other income	4,488,346	769,126	9,189,976	2,380,552
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	2,695,487	342,469	8,801,232	577,090
Affiliate investments	310,994	—	749,920	—
Total payment-in-kind interest income	3,006,481	342,469	9,551,152	577,090
Interest income from cash	—	—	587	631
Total investment income	34,983,825	16,329,142	98,730,541	51,148,504
Operating expenses:
Interest and other financing fees	8,103,044	3,738,991	23,382,201	14,367,855
Base management fee	5,273,797	3,375,262	14,094,419	10,904,422
Incentive management fee	4,442,607	—	10,674,693	—
Compensation expenses	—	—	—	48,410
General and administrative expenses	2,281,825	1,254,723	6,782,922	4,044,453
Total operating expenses	20,101,273	8,368,976	54,934,235	29,365,140
Net investment income	14,882,552	7,960,166	43,796,306	21,783,364
Income taxes, including excise tax provision	25,533	7,561	7,495	7,561
Net investment income after taxes	$14,857,019	$7,952,605	$43,788,811	$21,775,803

Barings BDC, Inc. Unaudited Consolidated Statements of Operations - (Continued)
	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Realized and unrealized gains (losses) on investments, credit support agreement and foreign currency transactions:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	950,286	(19,477,823)	4,394,339	(36,233,667)
Affiliate investments	(24,300)	—	(100,931)	—
Net realized gains (losses) on investments	925,986	(19,477,823)	4,293,408	(36,233,667)
Foreign currency transactions	(4,687,686)	(1,028,262)	(5,872,868)	(1,089,787)
Net realized losses	(3,761,700)	(20,506,085)	(1,579,460)	(37,323,454)
Net unrealized appreciation (depreciation):
Non-Control / Non-Affiliate investments	(8,353,775)	56,467,202	1,307,673	2,522,789
Affiliate investments	(323,174)	1,624,230	9,208,817	828,262
Control investments	1,115,148	—	(1,486,760)	—
Net unrealized appreciation (depreciation) on investments	(7,561,801)	58,091,432	9,029,730	3,351,051
Credit support agreement	—	—	700,006	—
Foreign currency transactions	10,876,864	(2,144,050)	14,268,895	(1,756,412)
Net unrealized appreciation	3,315,063	55,947,382	23,998,631	1,594,639
Net realized gains (losses) and unrealized appreciation (depreciation) on investments, credit support agreement and foreign currency transactions	(446,637)	35,441,297	22,419,171	(35,728,815)
Loss on extinguishment of debt	—	(216,474)	—	(660,066)
Benefit from (provision for) taxes	—	199	(1,290)	17,666
Net increase (decrease) in net assets resulting from operations	$14,410,382	$43,177,627	$66,206,692	$(14,595,412)
Net investment income per share—basic and diluted	$0.23	$0.17	$0.67	$0.45
Net increase (decrease) in net assets resulting from operations per share—basic and diluted	$0.22	$0.90	$1.01	$(0.30)
Dividends/distributions per share:
Total dividends/distributions per share	$0.21	$0.16	$0.60	$0.48
Weighted average shares outstanding—basic and diluted	$65,316,085	$47,961,753	$65,316,085	$48,274,397

Barings BDC, Inc.
Unaudited Consolidated Statements of Cash Flows

	Nine Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2020
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$66,206,692	$(14,595,412)
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(816,807,296)	(316,723,958)
Repayments received / sales of portfolio investments	648,320,213	416,989,098
Purchases of short-term investments	(297,560,179)	(697,141,628)
Sales of short-term investments	313,117,605	583,220,977
Loan origination and other fees received	13,694,096	6,075,019
Net realized (gain) loss on investments	(4,293,408)	36,233,667
Net realized loss on foreign currency transactions	5,872,868	1,089,787
Net unrealized appreciation of investments	(9,029,730)	(3,351,051)
Net unrealized appreciation of CSA	(700,006)	—
Net unrealized appreciation of foreign currency transactions	(14,268,895)	1,756,412
Payment-in-kind interest	(9,350,318)	(577,090)
Amortization of deferred financing fees	1,086,783	1,113,839
Loss on extinguishment of debt	—	660,066
Accretion of loan origination and other fees	(6,586,842)	(1,676,063)
Amortization / accretion of purchased loan premium / discount	(4,249,981)	(1,138,000)
Changes in operating assets and liabilities:
Interest and fees receivables	(5,699,271)	(2,699,114)
Prepaid expenses and other assets	1,395,903	(2,569,056)
Accounts payable and accrued liabilities	872,180	(118,876)
Interest payable	2,106,843	(1,724,576)
Net cash provided by (used in) operating activities	(115,872,743)	4,824,041
Cash flows from financing activities:
Borrowings under credit facilities	135,731,648	236,239,474
Repayments of credit facilities	(181,580,035)	(127,523,364)
Repayment of debt securitization	—	(139,897,128)
Proceeds from notes	150,000,000	50,000,000
Financing fees paid	(191,108)	(544,874)
Purchases of shares in repurchase plan	—	(7,130,632)
Cash dividends / distributions paid	(39,189,651)	(23,171,724)
Net cash provided by (used in) financing activities	64,770,854	(12,028,248)
Net decrease in cash and foreign currencies	(51,101,889)	(7,204,207)
Cash and foreign currencies, beginning of period	92,487,461	21,991,565
Cash and foreign currencies, end of period	$41,385,572	$14,787,358
Supplemental disclosure of cash flow information:
Cash paid for interest	$19,659,852	$13,372,484

Barings BDC, Inc.
Unaudited Reconciliation of Debt to Net Debt and Calculation of Net Debt-to-Equity Ratio

	As of September 30, 2021		As of June 30, 2021		As of March 31, 2021		As of December 31, 2020
Total debt (principal)	$1,037,664,367		$1,043,452,480		$986,144,523		$944,660,707
minus: Cash and foreign currencies (excluding restricted cash)	(41,385,572)		(30,703,634)		(37,026,688)		(88,999,125)
minus: Short-term investments	(50,000,000)		(10,574,196)		(73,565,676)		(65,558,227)
plus: Payable from unsettled transactions	59,063		2,872,973		—		1,548,578
minus: Receivable from unsettled transactions	(61,438,187)		(153,721,772)		(47,911,907)		(47,412,382)
Total net debt(1)	$884,899,671		$851,325,851		$827,640,252		$744,239,551

Total net assets	$744,821,565		$744,127,561		$727,882,747		$717,804,524

Total net debt-to-equity ratio(1)	1.19	x	1.14	x	1.14	x	1.04	x
(1) See the "Non-GAAP Financial Measures" section of this press release.